UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2025

C4 THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39567	47-5617627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Arsenal Way, Suite 120 Watertown, MA	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 231-0700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CCCC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 16, 2025, C4 Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, TD Securities (USA) LLC and Evercore Group L.L.C. (collectively, the “Underwriters”), related to an underwritten offering (the “Offering”) of (i) 21,895,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) in lieu of Common Stock to certain investors, pre-funded warrants to purchase an aggregate of 28,713,500 shares of Common Stock (the “Pre-Funded Warrants”), (iii) accompanying Class A warrants to purchase an aggregate of 50,608,500 shares of Common Stock (or pre-funded warrants in lieu thereof) (the “Class A Warrants,” and together with the Class B Warrants (as defined below), the “Class A and Class B Warrants”), and (iv) accompanying Class B warrants to purchase an aggregate of 50,608,500 shares of Common Stock (or pre-funded warrants in lieu thereof) (the “Class B Warrants,” and together with the Pre-Funded Warrants and the Class A Warrants, the “Warrants,” and the Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”). Each Share was offered and sold together with accompanying Class A and Class B Warrants at a combined offering price of $2.47 per Share and accompanying Class A and Class B Warrants, and each Pre-Funded Warrant was offered and sold together with accompanying Class A and Class B Warrants at a combined offering price of $2.4699 per Pre-Funded Warrant and accompanying Class A and Class B Warrants, which is equal to the combined offering price per Share and accompanying Class A and Class B Warrants less the $0.0001 exercise price of each Pre-Funded Warrant. All of the Shares and the Warrants in the Offering were sold by the Company.

The Company estimates that the net proceeds from the Offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company and excluding any cash proceeds received from the exercise of the Warrants, will be approximately $117.0 million. These net proceeds will extend the Company’s cash runway to the end of 2028. If all Warrants are cash exercised in full, the aggregate net proceeds to C4T from the Offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, are expected to be $341.7 million. The Offering is expected to close on October 17, 2025, subject to customary closing conditions.

Each Pre-Funded Warrant has an initial exercise price per share of $0.0001, subject to certain adjustments. The Pre-Funded Warrants may be exercised at any time after the date of issuance by cash or cashless exercise, at the holder’s election, until all of the Pre-Funded Warrants are exercised in full, subject to the Beneficial Ownership Limitation described below. The Pre-Funded Warrants do not expire.

Each Class A Warrant has an initial exercise price per share of $2.22, subject to certain adjustments, and are exercisable immediately and will expire on the earlier of (i) 30 calendar days following the public release of nine-month median follow-up data from any expansion cohort in the Company’s planned Phase 1b study of cemsidomide with elranatamab and (ii) the fifth anniversary of the date of issuance. Each Class B Warrant has an initial exercise price per share of $2.22, subject to certain adjustments, are exercisable immediately and expire on the fifth anniversary of the date of issuance; provided that the Company may require the mandatory exercise of the Class B Warrants on or after the six-month anniversary of the date of issuance and so long as the per share closing price of the Common Stock on The Nasdaq Global Select Market on each of the ten consecutive trading days prior to the date of the Company’s notice of mandatory exercise is above $6.66, subject to certain adjustments. The Class A and Class B Warrants are exercisable solely by means of a cash exercise; provided that, if, at the time a holder exercises its Class A Warrants, there is no effective registration statement registering, with a current prospectus available for, the issuance of the shares of Common Stock underlying such Class A or Class B Warrant or prior consent has been provided by the Company, then a holder may, elect to exercise such warrant through cashless exercise pursuant to the terms of the applicable warrant agreement. If the Company consents to a cashless exercise for a holder of Class A or Class B Warrants, a similar allowance for cashless exercise shall be provided to all holders of the same class of warrants.

Under the Warrants, the Company may not effect the exercise of any Warrant, and a holder will not be entitled to exercise any portion of any Warrant (i) if immediately prior to the exercise, the holder (together with its affiliates), beneficially owns an aggregate number of shares of Common Stock greater than 4.99% or 9.99%, as applicable (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock of the Company without taking into account any Warrant Shares, or (ii) to the extent that immediately following the exercise, the holder (together with its affiliates) would beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of such shares of Common Stock, which such percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% upon 61 days’ notice to the Company (the “Beneficial Ownership Limitation”). In the event that the Company requires the mandatory exercise of the Class B Warrants, to the extent that the holder would own more than the Beneficial Ownership Limitation, the holder would receive a Pre-Funded Warrant for those number of shares of Common Stock which would cause the holder to exceed than the Beneficial Ownership Limitation.

The exercise price of the Warrants and the number of shares of Common Stock upon exercise of the Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Company’s Common Stock. The Warrants include certain rights upon “fundamental transactions” as described in the respective Warrants, including the right of the holders thereof to receive from the Company or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock in such fundamental transaction in the amount of the Black Scholes Value (as described in such Warrants) of the unexercised portion of the applicable Warrants on the date of the consummation of such fundamental transaction.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-282933), filed with the Securities and Exchange Commission (the “SEC”) on October 31, 2024 and declared effective by the SEC on November 13, 2024, including the base prospectus therein, as supplemented by a final prospectus supplement, dated October 16, 2025 and filed with the SEC on October 16, 2025. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the shares of Common Stock.

The foregoing description of certain terms of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The foregoing is only a brief description of the terms of the forms of each of the Warrants, does not purport to be a complete statement of the rights and obligations of the parties thereto and the transactions contemplated thereby, and is qualified in its entirety by reference to the form of Pre-Funded Warrant, form of Class A Warrant and form of Class B Warrant that are filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of the legal opinion of Goodwin Procter LLP, relating to the legality of the issuance and sale of Shares and Warrants in the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements contained in this Current Report on Form 8-K, such as those related to the anticipated closing of the Offering, anticipated net proceeds and use of proceeds, are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K, including, without limitation, uncertainties related to market conditions and the satisfaction of customary closing conditions related to the Offering. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, as well as any subsequent filings with the SEC, including those contained in the Prospectus Supplement and accompanying prospectus related to the Offering filed with the SEC. Any forward-looking statements represent Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The exhibits shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K (17 CFR 229.601) and Instruction B.2 to this form.

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 16, 2025, by and between C4 Therapeutics, Inc. and Jefferies LLC, TD Securities (USA) LLC and or Evercore Group L.L.C.

4.1	Form of Pre-Funded Warrant.

4.2	Form of Class A Warrant.

4.3	Form of Class B Warrant.

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C4 Therapeutics, Inc.

Date: October 16, 2025	By:	/s/ Jolie M. Siegel
Jolie M. Siegel
Chief Legal Officer and Secretary